CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-267527 on Form S-6 of our report dated November 3, 2022, relating to the financial statement of FT 10385, comprising ETF Growth and Income Nov. '22 (ETF Growth and Income Portfolio, November 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 3, 2022